EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

                                                           State (Country) of
       Name under which Subsidiary does Business           Incorporation
          Aspen Investment Alliance, Inc.                  Colorado
          BMS On-Line, Inc.                                Massachusetts
          Data-Link Systems, LLC                           Wisconsin
          FIserv CIR, Inc.                                 Delaware
          FIserv Federal Systems, Inc.                     Delaware
          FIserv Fresno, Inc.                              California
          FIserv Government Services, Inc.                 Delaware
          FIserv Joint Venture, Inc.                       Delaware
          Fiserv Solutions, Inc.                           Wisconsin
          FIserv (Europe) Ltd.                             United Kingdom
          FIserv (ASPAC) Pte., Ltd.                        Singapore
          Fiserv Australia Pty Limited                     Australia
          Pt Fiserv Indonesia                              Indonesia
          First Retirement Marketing, Inc.                 Colorado
          First Trust Corporation                          Colorado
          Information Technology, Inc.                     Nebraska
          Lincoln Trust Company                            Colorado
          The Affinity Group, Inc.                         Colorado
          Fiserv Solutions of Canada Inc.                  Ontario
          Fiserv Clearing, Inc.                            Delaware
          BHC Investments, Inc.                            Delaware
          BHC Trading Corporation                          Delaware
          NetVest, Inc.                                    Delaware
          BHC Securities, Inc.                             Delaware
          TradeStar Investments, Inc.                      Delaware
          Fiserv Investor Services, Inc.                   Delaware
          BHCM Insurance Agency, Inc.                      Delaware
          F.T. Agency, Inc.                                Ohio
          Tower Agency, Inc.                               Ohio
          Fiserv Insurance Agency of Alabama, Inc.         Alabama
          Fiserv Correspondent Services, Inc.              Colorado
          Investment Consulting Group, Inc.                Colorado
          FCS Funding, Inc.                                Colorado
          WUB2 Management Company                          Colorado
          WUB3 Capital Management, Inc.                    Colorado
          WUB4 Capital Partners, LLP                       Colorado
          Life Instructors, Inc.                           New Jersey
          RK & DR Concepts, Inc.                           Utah
          New Benchmark Computer Systems, Inc.             Utah
          Fiserv LeMans, Inc.                              Pennsylvania
          Specialty Insurance Service                      California
          The Freedom Group, Inc.                          Iowa
          LeMans International, Inc.                       Pennsylvania
          Specialty Software Service, Inc.                 California
          Fiserv Mercosur, Inc.                            Delaware
          Fiserv International (Barbados) Limited          Barbados

                                      16